UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2006

GenTek Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14789	02-0505547
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

90 East Halsey Road, Parsippany, New Jersey		07054
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	973-515-0900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2006, Defiance, Inc. ("Buyer"), a wholly owned subsidiary of GenTek Inc. (the "Company"), Precision Engine Products Corp. ("Seller") and Stanadyne Corporation ("Stanadyne" and of which Seller is a wholly owned subsidiary), entered into an Asset Purchase Agreement (the "Agreement") pursuant to which Seller will sell to Buyer substantially all of the assets of Seller's valve train business and Stanadyne will sell the entirety of its equity interest in Seller's Brazilian subsidiary, Precision Engine Products LTDA.

Item 9.01 Financial Statements and Exhibits.

The Company issued a press release on June 30, 2006 with respect to the Agreement reported in Item 1.01. A copy of the Agreement is attached to this report as Exhibit 10.1. A copy of the press release is attached to this report as Exhibit 99.1

(d) Exhibits

10.1 Asset Purchase Agreement dated June 30, 2006 between Defiance, Inc., Precision Engine Products Corp. and Stanadyne Corporation.

99.1 Press Release Of GenTek Inc. dated June 30, 2006 Announcing Agreement to Acquire the Assets of Precision Engine Products Corp, a wholly owned subsidiary of Stanadyne Corporation.

The information furnished under this Item 9.01 pursuant to this Current Report on Form 8-K (including the exhibits hereto) shall not be considered "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered "filed" or incorporated by reference therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GenTek Inc.

July 7, 2006	By:	James Imbriaco

Name: James Imbriaco
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Asset Purchase Agreement dated June 30, 2006 between Defiance, Inc., Precision Engine Products Corp. and Stanadyne Corporation
99.1	Press Release Of GenTek Inc. dated June 30, 2006 Announcing Agreement to Acquire the Assets of Precision Engine Products Corp, a wholly owned subsidiary of Stanadyne Corporation